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                                                                    EXHIBIT 99.2

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         WHEREAS, OCEAN ENERGY, INC., a Texas corporation, formerly known as Seagull Energy Corporation ("Company") and JAMES T. HACKETT ("Executive") have heretofore entered into an Employment Agreement (the "Agreement"), which was effective as of September 16, 1998; and

         WHEREAS, Company and Executive previously amended the Agreement in certain respects by a document entitled, "Amendment to Employment Agreement" (the "Amendment"), which was executed on November 24, 1998, but contingent on, and effective upon, the merger of Ocean Energy, Inc., a Delaware corporation, with and into Company, which was consummated on March 30, 1999 (the "Merger"); and

         WHEREAS, in connection with the Merger, Company amended its Articles of Incorporation to change its name to "Ocean Energy, Inc.;" and

         WHEREAS, Company and Executive desire to further amend the Agreement;

         NOW, THEREFORE, Company and Executive agree that the Agreement shall be amended as follows, effective as of December 15, 1999, except as otherwise provided herein:

         1. References in the Agreement to "Seagull Energy Corporation" or "Seagull" shall be deemed to be references to "Ocean Energy, Inc." Further, references to Company's "Compensation Committee" shall be deemed to be references to Company's "Organization & Compensation Committee."

         2. Company and Executive acknowledge that Executive has heretofore been appointed President and Chief Executive Officer of Company and elected a member of the Board of Directors of Company (the "Board of Directors") and that, effective as of January 1, 2000, Executive has also been elected as Chairman of the Board of Directors. Therefore, effective as of January 1, 2000, Paragraph 1 of the Amendment, which amended the second sentence of Paragraph 1.2 of the Agreement, shall be deleted and the second sentence of Paragraph 1.2 of the Agreement shall be restored to read as follows:

         "Effective as of January 1, 2000, Company shall cause Executive to be elected as Chairman of the Board of Directors."

         3. Paragraph 3.3 of the Agreement shall be deleted and the following shall be substituted therefor:

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                  "3.3 ANNUAL BONUSES. For the 1999 calendar year and subsequent calendar years ending during the period of this Agreement, Executive shall be eligible to receive an annual cash bonus in an amount determined by the Compensation Committee, based on Executive's individual performance and the performance of Company, with a target
         (an 'Incentive Target') of 100% of Executive's annual base salary (including any annual base salary that Executive would have received if he had not received an Option in lieu of such annual salary pursuant to paragraph 3.1 and any annual base salary deemed deferred under the
         SBP), but subject to a maximum of 200% of Executive's annual base salary (including any annual base salary that Executive would have received if he had not received an Option in lieu of such annual salary pursuant to paragraph 3.1 and any annual base salary deemed deferred under the SBP)."

         4. Effective as of January 1, 2000, Paragraph 3 of the Amendment, which amended Paragraph 5.2 of the Agreement, shall be deleted and Paragraph 5.2 of the Agreement shall be restored to read as originally written.

         5. As amended hereby, the Agreement is specifically ratified and reaffirmed.

         EXECUTED effective as of December 15, 1999.

                                            OCEAN ENERGY, INC.


                                            BY: /s/ William L. Transier
                                                --------------------------------
                                            NAME: William L. Transier
                                            TITLE: Executive Vice President and
                                                   Chief Financial Officer


                                                        "COMPANY"


                                           /s/ James T. Hackett
                                           -------------------------------------
                                           JAMES T. HACKETT


                                                        "EXECUTIVE"


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